EXHIBIT 10.1

TECHNOLOGY DISCLOSURE AGREEMENT

This Technology Disclosure Agreement is made this 7th day of October, 2016, by and between Kyocera Corporation, a corporation organized under the laws of Japan ("KC") and AVX Corporation, a Delaware, USA corporation ("AVX").

WHEREAS, KC is engaged in the development, manufacture, and sale of passive electronic components and other related devices and technology, possesses patents, patent applications, know-how, and other valuable confidential information, and

WHEREAS, AVX is engaged in the development, manufacture, and sale of passive electronic components and other related devices and technology, possesses patents, patent applications, know-how, and other valuable confidential information, and

WHEREAS, each party has determined independently that it is in such party's own interest to explore the possibility of (i) distribution, (ii) joint production, (iii) technology licensing, or (iv) joint development efforts, and

WHEREAS to explore such possibilities it is necessary to exchange confidential or proprietary information,

NOW, THEREFORE, for the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which is mutually acknowledged, the parties hereby agree as follows:

1.	Definitions. The following terms shall have the following meanings for purposes of this

Agreement unless otherwise clearly required by context:

1.1. The term "Confidential Information" means

a)

all information provided in connection with the foregoing Purpose(s) except as provided in ¶ 1.1(c) below. Confidential Information includes the fact that it has been provided by Disclosing Party, the fact that the parties are discussing the Purpose(s), and may in particular include, without limitation, pricing, technical and business data, product specifications, illustrations or other visuals, financial data and plans, marketing and product development plans, growth strategies and plans, cost information, customer information, processes and procedures, trade secrets, proprietary "know-how", and like information concerning, or provided by, Disclosing Party, its affiliates, or their third party consultants, contractors, or suppliers (collectively, Disclosing Party's "Confidential Information"). Confidential Information also includes all documents and information derived from or including Confidential Information, including but not limited to annotations, commentary, or other aides memoire (collectively "Notes").

b)

Confidential Information may further encompass any "metadata," source code, object code, firmware, or other data, information, or documentation embedded in, or attached to, electronic documents, product samples, or other media provided to Receiving Party by

EXHIBIT 10.1

Disclosing Party whether or not related to the Purpose(s). In regard to the foregoing, each party agrees that notwithstanding any other provision of this Agreement to the contrary, it will promptly inform the other party if it believes that any such data was erroneously or unintentionally disclosed and will dispose of such data as instructed by the other party. In view of the foregoing, each party further agrees that under no circumstances absent the other party's express written authorization will it attempt to "reverse engineer" or decompile (as applicable) any of the other party's hardware, software, firmware, or other technology.

c) Confidential Information does not include: (a) information Disclosing Party expressly authorizes Receiving Party to disclose without restriction; (b) information already lawfully known to Receiving Party at the time of disclosure, absent a then-existing duty to keep it confidential; (c) information Receiving Party lawfully obtains from any source other than Disclosing Party, provided that such source, to the best of Receiving Party's knowledge, rightfully obtained such information and is not itself prohibited from disclosing to Receiving Party by a legal, contractual, or fiduciary duty to Disclosing Party; or (d) information Receiving Party independently develops without benefit of, use of, or reference to, Disclosing Party's Confidential Information.

1.2. The term "Disclosing Party" shall mean the party that discloses Confidential Information to the Receiving Party as contemplated by this Agreement and shall include all directly and indirectly wholly-owned subsidiaries.

1.3. The term "Purposes" shall mean the exploration of possible areas of cooperation between the parties for commercial exploitation.

1.4. The term "Receiving Party" shall mean the party that receives Confidential Information from the Disclosing Party as contemplated by this Agreement and shall include all directly and indirectly wholly-owned subsidiaries.

2. Protection of Confidential Information. Receiving Party will protect Confidential Information provided to it by or on behalf of Disclosing Party from any use, distribution, or disclosure except as expressly permitted under this Agreement. Receiving Party will use the same standard of care to protect Confidential Information as Receiving Party uses to protect its own confidential and proprietary information, but in any event not less than a reasonable standard of care.

3. Use of Confidential Information. Receiving Party agrees to use Confidential Information solely in furtherance of the Purpose(s) and for no other purpose(s). Neither party will use the other party's Confidential Information provided hereunder to solicit, for any purpose, the other party's or its affiliates' competitors, customers, suppliers, or other business associates. Neither party will identify the other party or its employees, corporate affiliates, or other owners of Confidential Information in any press release or publicity statement, advertising, sales/marketing material, or other communication to the public without the prior written authorization of Disclosing Party. Receiving Party shall not at any time use any of the Confidential Information to provoke an interference with any patent application which the Disclosing Party has filed or may file in the

EXHIBIT 10.1

future with respect to any products or any of the Confidential Information or to amend any claim in any pending patent application or continuation or division to expand the claim to read on, cover, or dominate any invention (whether or not patentable) disclosed in the Confidential Information.

4. Disclosure of Confidential Information. Receiving Party may provide Confidential Information only to Receiving Party's employees and third party professional legal, financial, and technical advisors (and Receiving Party's corporate affiliates' employees and third party professional legal, financial, and technical advisors) who: (a) have a need to know such Confidential Information in connection with the Purpose(s); and (b) have agreed to protect from unauthorized disclosure all such Confidential Information as to which they have access. Provision of Disclosing Party's Confidential Information to Receiving Party's third party professional legal, financial, and technical advisors is subject to the additional requirement that (i) Receiving Party must obtain prior approval before such disclosure, and (ii) such third parties may, at Disclosing Party's request, be required to separately execute nondisclosure agreements specific to the Purpose(s).

5. Official Request. If Receiving Party is requested to provide Confidential Information to any court, governmental/regulatory agency, or other third party pursuant to a court order, subpoena, or other process of law, Receiving Party must, to the extent permissible under applicable law, first provide Disclosing Party with prompt written notice of such request and cooperate with Disclosing Party to appropriately protect against, or limit, the scope of the requested disclosure. To the extent practicable, Receiving Party will otherwise continue to treat the requested information as Confidential Information.

6. Ownership. Confidential Information provided by Disclosing Party remains Disclosing Party's property at all times. No license to, or ownership interest in, any trademark, copyright, patent, trade secret, or other intellectual property right of Disclosing Party is granted to Receiving Party by virtue of the disclosure of Confidential Information hereunder. All information, including Confidential Information, provided hereunder is provided strictly "as-is" and without representation or warranty of any kind as to its accuracy, completeness, freedom from error, or value.

7. Return or Destruction. Upon Disclosing Party's written request, and to the extent commercially feasible, all or any requested portion of Confidential Information (including, but not limited to, Notes) will be promptly returned to Disclosing Party or destroyed, and Receiving Party will, if requested, provide Disclosing Party with written certification stating that such Confidential Information has been returned or destroyed. For the avoidance of doubt, anything that is stored on routine back-up media solely for the purpose of disaster recovery will be subject to destruction in due course rather than immediate return or destruction pursuant to this Agreement, provided that, employees are precluded from accessing such information in the ordinary course of business prior to destruction. Receiving Party may keep one (1) copy of Disclosing Party's Confidential Information for archival purposes. Notwithstanding the foregoing, latent data such as deleted files, and other non-logical data types, such as memory dumps, swap files, temporary files, printer spool files, and metadata that can only be retrieved by computer forensics experts and is generally considered inaccessible without the use of specialized tools and techniques will not be within the requirement for return or destruction of Confidential Information as set forth by this provision.

EXHIBIT 10.1

8. Termination. This Agreement shall continue until terminated in accordance with this section. Either party may terminate this Agreement with or without cause at any time following the Effective Date upon not less than six months' prior written notice to an officer or owner of the other party. In any case wherein a breach of any of the covenants of this Agreement by either party is not remedied by the breaching party within a ninety-day period from the date on which notice of such breach is provided by the non-breaching party, this Agreement may be terminated by the non-breaching Party immediately.

9. Survival of Obligations. Notwithstanding any other provision of this Agreement to the contrary, the parties' respective obligations under this Agreement will survive and continue in effect indefinitely with respect to any Confidential Information expressly identified to the Receiving Party, prior to its disclosure, as a "trade secret" and for five years for all other information. Receiving Party shall, in any event, have the option of refusing to take receipt of information constituting a trade secret.

10. Enforcement. Receiving Party acknowledges and agrees that any breach or threatened breach of this Agreement is likely to cause the Disclosing Party irreparable harm for which money damages may not be an appropriate or sufficient remedy. Receiving Party therefore agrees that the Disclosing Party is entitled to seek injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement without the need to post a bond. Such remedy is not the exclusive remedy for any breach or threatened breach of this Agreement, but is in addition to all other rights and remedies available at law or in equity.

11. Non-waiver. No party's forbearance, failure, or delay in exercising any right, power, or privilege under this Agreement or applicable law is a waiver thereof, and a party's single or partial exercise thereof does not preclude any other or future exercise thereof, or the exercise of any other right, power, or privilege under this Agreement or applicable law.

12. Severability. If and to the extent any provision of this Agreement is held invalid or unenforceable at law, such provision will be deemed stricken from the Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

13. Assignment. This Agreement may not be assigned or transferred by either party, except to a parent, subsidiary, or affiliate thereof, without the prior written consent of the other party, which consent must not be unreasonably withheld. This Agreement is binding upon and inures to the benefit of all parties and their heirs, executors, legal and personal representatives, successors and assigns, as the case may be. To be clear, the party making a permitted assignment shall not thereby be relieved of its obligation to continue to maintain the confidentiality of Confidential Information disclosed to it under this Agreement.

14. Arbitration. All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement or breach thereof, shall be finally settled by arbitration pursuant to the Japan-America Trade Arbitration Agreement of September 16, 1952, by which each party is bound. Such arbitration shall be held in Osaka, Japan if initiated

EXHIBIT 10.1

by AVX and shall be held in South Carolina or Delaware (as selected by AVX in its sole discretion) if initiated by KC. All such arbitrations shall be conducted in English.

15. Notices. Each party shall give any notice or other communication under this Agreement in writing and shall be delivered personally (effective upon receipt) or by reputable overnight delivery service (effective upon delivery), or by certified mail, postage prepaid, return receipt requested (effective ten days after posting). Notice shall be provided as follows:

To KC:

Kyocera Corporation

6 Takeda Tobadono-cho

Fushimi-ku, Kyoto 612-8501, Japan
Attn: President

To AVX:

AVX Corporation

1 AVX Boulevard

Fountain Inn, SC 29644

USA

Attn: Corporate Secretary

Either party may change notice address by sending a notice pursuant to this paragraph.

16. Construction. This Agreement is deemed drafted by both parties and is to be governed and construed by Delaware law, without regard to its choice of law provisions.

17. Complete Agreement. This Agreement is the entire Agreement between the parties hereunder with respect to the subject matter hereof and may not be modified or amended except by a written instrument signed by both parties. There are no understandings or representations with respect to the subject matter hereof, express or implied, that are not stated herein. By their signatures below, the parties have executed this Agreement by their duly authorized representatives in one or more counterparts, each of which constitutes an original but all of which together constitute one document. Transmission of signature pages by facsimile or other electronic means is acceptable. This Agreement supersedes the Disclosure and Option to License Agreement dated as of April 1, 2008 by and between Kyocera Corporation and AVX Corporation.

18. NO REPRESENTATIONS. NEITHER PARTY MAKES ANY REPRESENTATION WITH RESPECT TO AND DOES NOT WARRANT ANY INFORMATION PROVIDED UNDER THIS AGREEMENT, BUT SHALL FURNISH SUCH IN GOOD FAITH. WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED WITH RESPECT TO THE INFORMATION WHICH MAY BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. NEITHER

EXHIBIT 10.1

PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER RESULTING FROM RECEIPT OR USE OF THE INFORMATION BY THE RECEIVING PARTY.

19.No Commitment. This Agreement is not a commitment by either party to enter into any transaction or business relationship, nor is it an inducement to spend funds or expend resources. No such commitment will be binding unless stated in a writing signed by both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

KYOCERA CORPORATION	AVX CORPORATION
By: /s/ Goro Yamaguchi	By: /s/ John Sarvis
Name: Goro Yamaguchi	Name: John Sarvis
Title: President	Title: CEO and President

Rev1000716